UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 2, 2008
(Date of earlier event reported)

U.S. Precious Metals, Inc.
(Exact name of registrant as specified in the charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

950 Celebration Boulevard, Suite A
Celebration, Florida 34747
(Address of Principal Executive Offices)

(407) 566-9310
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Section 5 – Corporate Governance and Management

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2008, the Board of Directors (the “Board”) of U.S. Precious Metals, Inc. (“USPR”) approved the Amended and Restated Bylaws of USPR, a copy of which is attached to this Form 8-K as Exhibit 3.1 and incorporated by reference herein. The amendments to USPR’s Bylaws, as in effect immediately prior to December 1, 2008, include, among other things, (i) creating a position of the Chairman of the Board and related powers, (ii) adoption of a provision reducing the time required for notice of a special meeting of the Board to twenty-four (24) hours, (iii) adopting provisions permitting the Board to increase or decrease the number of directors from time to time without amending the bylaws, and (iv) eliminating the requirement that directors be elected by written ballot. The amendments to USPR’s Bylaws were adopted to update USPR’s bylaws to be consistent with current Delaware law.

The foregoing description of the amendments to USPR’s Bylaws is not complete and is qualified in its entirety by reference to the text of the Amended and Restated Bylaws attached as Exhibit 3.1 to this Form 8-K.

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure.

On December 3, 2008, USPR issued a press release in which it announced that it had revised its business plan as such plan was previously set forth in USPR’s Annual Report on Form 10-K for the fiscal year ended May 31, 2008.

A copy of the Press Release, dated December 3, 2008, is attached to this Form 8-K as Exhibit 99.1. Such press release is incorporated by reference into this Form 8-K in its entirety.

Item 9.01

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws

99.1	Press Release, dated December 3, 2008.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Precious Metals, Inc.

By:	/s/ M. Jack Kugler

Name: M. Jack Kugler
Title: Chief Executive Officer
Date: December 3, 2008

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws

99.1	Press Release, dated December 3, 2008.